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                                                                    EXHIBIT 10.1

                        COMBINED AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT

                  This Combined Amendment Number One to Loan and Security Agreement ("Amendment") is entered into as of April 16, 2001, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and SOUND ADVICE, INC., a Florida corporation ("Borrower"), in light of the following:

                  A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of April 11, 1996 (the "Agreement"), as amended by Amendment Number One dated as of December 8, 1997 and Amendment Number Two dated as of January 31, 1999 (the "Prior Amendments").

                  B. Borrower and Foothill desire to amend the Agreement and to supersede the Prior Amendments as provided for herein.

                  NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

                  1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

                  2. AMENDMENTS.

                           2.1 Section 1.1 of the Agreement is amended by adding
the following definitions:

                                    "EBITDA" means, with respect to any fiscal
         period, Borrower's and its Subsidiaries consolidated net earnings (or loss), MINUS extraordinary gains, PLUS interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                                    "EFFECTIVE DATE" has the meaning set forth
         in SECTION 2.8(c).

                                    "EURODOLLAR SUPPLEMENT" means that certain
         Eurodollar Supplement to Loan and Security Agreement, dated as of December 8, 1997, between Foothill and Borrower.

                                    "REFERENCE RATE MARGIN" means 0.50% per
         annum.

                                    "SOUND ADVICE ARIZONA" means Sound Advice of
         Arizona Inc., a Florida corporation.



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                           2.2 Section 1.1 of the Agreement is amended by
revising the following definitions:

                                    (a) The definition of "Average Unused
Portion of Maximum Amount" is amended to read as follows:

                                    "AVERAGE UNUSED PORTION OF MAXIMUM AMOUNT"
         means (a) (i) $20,000,000 on or before July 31, 2001, and (ii) on or after August 1, 2001, (A) $20,000,000 if the average Daily Balance of the Obligations in the immediately preceding month was less than $20,000,000, (B) $30,000,000 if the average Daily Balance of the Obligations in the immediately preceding month was $20,000,000 or more, but less than $30,000,000 and (C) $40,000,000 if the average Daily Balance of the Obligations in the immediately preceding month was $30,000,000 or more; LESS (b) the sum of: (i) the average Daily Balance of advances made by Foothill under SECTION 2.1 that were outstanding during the immediately preceding month; PLUS (ii) the average Daily Balance of the undrawn L/Cs and L/C Guarantees issued by Foothill under
         SECTION 2.2 that were outstanding during the immediately preceding month.

                                    (b) The definition of Eligible Landed
Inventory shall include Inventory of Sound Advice Arizona so long as Foothill has (1) received Collateral Access Agreements for Sound Advice Arizona's leased properties and (2) received acceptable intercreditor agreements from suppliers of Sound Advice Arizona.

                                    (c) The definition of "Foothill Expenses" is
amended to read as follows:

                                    "FOOTHILL EXPENSES" means all: costs or
         expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or




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         an Insolvency Proceeding concerning Borrower or any guarantor of the
         Obligations), irrespective of whether suit is brought.

                                    (d) The definition of "Loan Documents" is
amended to read as follows:

                                    "LOAN DOCUMENTS" means this Agreement, the
         Eurodollar Supplement, the Lock Box Agreement, the Continuing Guaranty and Security Agreement from Sound Advice Arizona, any other note or notes executed by Borrower and payable to Foothill, and any other agreement entered into in connection with this Agreement.

                                    (e) The definition of "Maximum Amount" is
amended to read as follows:

                                    "MAXIMUM AMOUNT" means $40,000,000.

                                    (f) The definition of "Orderly Liquidation"
is amended to read as follows:

                                    "ORDERLY LIQUIDATION VALUE" means the
         orderly liquidation value of Borrower's Inventory as determined by Foothill from time to time based upon the most recent Inventory appraisal by a third party appraiser acceptable to Foothill.

                           2.3 Section 2.1(a)(x) of the Agreement is amended to
read as follows:

                                    (x) the least of: (i) 70% of Borrower's Cost
         of Eligible Landed Inventory; (ii) 55% of the retail selling price of Eligible Landed Inventory; and (iii) 85% of the Orderly Liquidation Value of Eligible Landed Inventory as may be determined by Foothill; plus

                           2.4 Section 2.1(c) of the Agreement is amended to
read as follows:

                                    (c) Foothill shall have no obligation to
         make advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

                           2.5 Section 2.2(a)(ii) and Section 2.2(d) of the
Agreement are amended to read as follows:

                                    (ii) $5,000,000.

                                    (d) Any and all service charges,
         commissions, fees, and costs incurred by Foothill relating to the L/Cs guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month on or before April 15, 2001, Borrower will pay Foothill a fee equal to one and 1.50%




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         per annum times the actual Daily Balance of the undrawn L/Cs and L/C
         Guarantees that were outstanding during the immediately preceding month, and such fee shall be equal to 1.25% per annum on or after April 16, 2001. Service charges, commissions, fees, and costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

                           2.6 Section 2.5(a) of the Agreement is amended to
read as follows:

                                    (a) Interest Rate. Except as provided in
         clause (b) below and except for Obligations as to which Borrower has elected to have interest charged based upon the Eurodollar Supplement, all Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest at a per annum rate equal to the Reference Rate PLUS the Reference Rate Margin.

                           2.7 Section 2.5(c) of the Agreement is deleted in its
entirety.

                           2.8 Section 2.8(b) of the Agreement is amended to
read as follows:

                                    (b) Unused Line Fee. On the first day of
         each month through April 15, 2001, a fee in an amount equal to 0.375% times the Average Unused Portion of the Maximum Amount and on the first day of each month thereafter a fee in an amount equal to 0.30% times the Average Unused Portion of the Maximum Amount.

                           2.9 The last sentence of Section 2.8(d) of the
Agreement is amended to read as follows:

         So long as no Event of Default occurs, (i) an annual appraisal will be conducted which appraisal will be seasonably updated by desk top appraisals twice each year, and (ii) such financial analysis and examinations will not be conducted more frequently than quarterly.

                           2.10 Section 2.8(c) of the Agreement is amended to
read as follows:

                                    (c) Amendment and Agent Fees. In conjunction
         with Combined Amendment Number One to the Agreement, Borrower agrees to pay to Foothill the following fees that shall be fully-earned as of April 15, 2001 and are payable as follows:

                                            (i) An amendment fee in the amount
         of $50,000, one-half of which shall be payable on April 16, 2001,

                                            (ii) An agent's fee in the amount of
         $50,000, which shall be payable with the remaining $25,000 of the amendment fee which shall be payable in three equal monthly payments of $25,000 each commencing June 1, 2001 and continuing on the first day of each subsequent month, including August 1, 2001.





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                           2.11 The first sentence of Section 3.3 of the
Agreement is amended to read as follows:

                                    This Agreement shall become effective upon
         the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on July 31, 2004 (the "Renewal Date"), and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof.

                           2.12 Section 3.5 of the Agreement is hereby revised
to read as follows:

                                    3.5 EARLY TERMINATION BY BORROWER. The
         provisions of SECTION 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the outstanding L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: (a) 0.40% of the Maximum Amount, if terminated on or before April 15, 2001, (b) 1.0% of the Maximum Amount if terminated after April 16, 2001 and on or before April 15, 2003 and (c) 0.50% of the Maximum Amount if terminated after April 15, 2003, but before the Renewal Date; PROVIDED, HOWEVER, that no Early Termination Premium will be charged in the event that substantially all of Borrower's assets are acquired by an unrelated Person, Borrower merges into an unrelated Person or Borrower is acquired by an unrelated Person and Foothill or one of its Affiliates provides financing to the acquiring Person.

                           2.13 Section 5.2 of the Agreement is hereby amended
by deleting therefrom any references to Sound Advice Electronics of Maryland, Inc., Sound Advice of Virginia, Inc., and SAI Realty Investments, Inc.

                           2.14 Section 6.13 of the Agreement is amended to read
as follows:

                                    (a) Minimum EBITDA. Borrower shall have
         EBITDA, measured on a fiscal quarter end basis, of not less then the required amount set forth in the following table:

                                         12 Month Period Ending
         Applicable Amount               on or About
         -----------------               -----------------------

         $  11,000,000             April 30, 2001 and July 31, 2001
         $  12,000,000             October 31, 2001
         $  12,500,000             January 31, 2002 and all subsequent quarters

                                    (b) Minimum Availability. At all times,
         Borrower shall have unused borrowing availability under this Agreement of not less $3,000,000.





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                           2.15 Section 7.10 of the Agreement is amended to read
as follows:

                                    7.10 CAPITAL EXPENDITURES. Make any capital
         expenditure, or any commitment therefor, where the aggregate amount of such capital expenditures, made or committed in any fiscal year exceeds $8,000,000.

                           2.16 Section 7.14 of the Agreement is amended to read
as follows:

                                    7.14 INVESTMENTS. Directly or indirectly
         make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person except for employee advances and loans made in the ordinary course of business which in the aggregate do not exceed $2,000,000 outstanding at any one time.

                           2.17 Section 12 of the Agreement is amended to read
as follows:

                                    12. NOTICES.

                                    Unless otherwise provided in this Agreement,
         all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its address set forth below:

                  If to Borrower:         SOUND ADVICE, INC.
                                          1901 Tigertail Boulevard
                                          Dania Beach, Florida  33004
                                          Attn.:   Kenneth L. Danielson,
                                          Chief Financial Officer
                                          Telefacsimile No. (954) 926-4389

                  With a copy to:         GREENBERG TRAURIG, P.A.
                                          1221 Brickell Avenue
                                          Miami, Florida  33131
                                          Attn.:   Gary Epstein, Esq.
                                          Telefacsimile No. (305) 579-0717

                  If to Foothill:         FOOTHILL CAPITAL CORPORATION
                                          One Boston Place
                                          Suite 1800
                                          Boston, Massachusetts 02108
                                          Attn:    Todd Colpitts, Vice President
                                          Telefacsimile No. (617) 523-4029





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                  With a copy to:         BUCHALTER, NEMER, FIELDS &
                                          YOUNGER
                                          601 South Figueroa Street, Suite 2400
                                          Los Angeles, California 90017-5704
                                          Attn.:   Robert C. Colton, Esq.
                                          Telefacsimile No. (213) 896-0400

                                    The parties hereto may change the address at
         which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

                           2.18 The definition of "Eurodollar Rate Margin" in
the Eurodollar Supplement is amended to read as follows:

                                    "EURODOLLAR RATE MARGIN" means 2.00% per
         annum for Interest Periods commencing on or before April 15, 2001 and 1.75% per annum for Interest Periods commencing on or after April 16, 2001.

                  3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent expressly modified hereby.

                  4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

                  5. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, title insurance premiums, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

                  6. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon:

                           (a) the receipt by each of the parties of a
counterpart of this Amendment and the Eurodollar Supplement, executed by the other party;

                           (b) the receipt by Foothill of a portion of the
amendment and extension fee in the amount of $25,000 which shall be fully earned and due and payable on the




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effective date of this Amendment and shall be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement; and

                           (c) Sound Advice Arizona shall execute and deliver to
Foothill: (i) a Continuing Guaranty of Borrower's Obligations, (ii) a Security Agreement securing the Continuing Guaranty, and (iii) UCC-1 Financing Statements.

                  7. AMENDMENT. This Amendment amends and supersedes the Prior Amendments in their entirety.

                  8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

                  9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment in Boston, Massachusetts as of the date first set forth above.

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation



                                        By: /s/ Todd Colpitts
                                            ------------------------------------
                                            Title: Vice President



                                        SOUND ADVICE, INC.,
                                        a Florida corporation



                                        By: /s/ Kenneth L. Danielson
                                            ------------------------------------
                                            Title: CFO & Treasurer





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